SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2003

Ralcorp Holdings, Inc.

(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

800 Market Street, Suite 2900
St. Louis, MO	63101
(Address of principal	(Zip Code)
executive offices)

(314) 877-7000
(Registrant's telephone number, including area code)

Item 5.                        Other Events and Regulation FD Disclosure.

In a press release dated December 22, 2003, a copy of which is attached hereto as Exhibit 99.1 and the text of which is incorporated by reference herein, the registrant announced the issuance of $270 million in seven year and ten year senior fixed rate notes.

Exhibit 99.1  Press Release dated December 22, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.
(Registrant)

Date:  December 22, 2003      By:  /s/T. G. Granneman
T. G. Granneman
Duly Authorized Signatory and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number        Description

Exhibit 99.1     Press Release dated December 22, 2003.